Exhibit 12


                            DARDEN RESTAURANTS, INC.
         COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES
                          (Dollar amounts in thousands)
                                   (Unaudited)

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                                                                                             Quarter Ended
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                                                                  August 28, 2005            August 29, 2004
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
Consolidated earnings from operations
   before income taxes.....................................           $ 127,998                  $ 108,086
Plus fixed charges:
   Gross interest expense..................................              12,602                     11,954
   40% of restaurant and equipment minimum
     rent expense..........................................               6,534                      5,989
                                                                   ------------               ------------
       Total fixed charges.................................              19,136                     17,943
Less capitalized interest..................................                (735)                      (903)
                                                                   ------------               ------------

Consolidated earnings from operations
   before income taxes available to cover
    fixed charges..........................................           $ 146,399                  $ 125,126
                                                                   ============               ============

Ratio of consolidated earnings to fixed
   charges.................................................                7.65                       6.97
                                                                   ============               ============

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